SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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        (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[X]     Soliciting Material Pursuant to Section 240.14a-12

                         APPLEBEE'S INTERNATIONAL, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        (3) Per unit price  or other  underlying  value  of transaction computed pursuant  to  Exchange  Act  Rule  0-11 (set  forth  the  amount  on
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Media Contact:                                             FOR IMMEDIATE RELEASE
Laurie Ellison (913) 967-2718
laurie.ellison@applebees.com

Applebee's International Wins Two National Awards for Excellence in Investor Relations

OVERLAND PARK, KAN., March 30, 2007 - For the fourth consecutive year, Applebee's International, Inc. (Nasdaq:APPB) has won the Grand Prix for the best overall investor relations (IR) team of any small-cap company in America. Also for the fourth year in a row, Carol DiRaimo, vice president of investor relations for Applebee's, was recognized as the best investor relations officer for any small- to mid-cap U.S. company.

The awards were presented last night at the annual IR Magazine awards in New York City. Held in association with The Wall Street Journal and Barron's, the awards celebrate the best performing companies in the field of shareholder communications. More than 2,900 portfolio managers, buy-side and sell-side analysts, and retail investors vote for the top companies and best IR teams.

"Applebee's International is in tune with what shareholders are looking for and asking about," wrote one analyst on the survey ballot.

DiRaimo is "all over the industry and is accessible 24/7," wrote another.

In addition to DiRaimo, Applebee's investor relations team includes Chief Executive Officer Dave Goebel, Chief Financial and Strategy Officer Steve Lumpkin, and Investor Relations Specialist Mindy Jack.

"Our investor relations program is built on candor and trust," Goebel said. "When we talk with our shareholders, our goal is to listen carefully and then to address our successes and challenges with equal amounts of candor. We know that in the short- and long-run, the best investor relations program is one built on trust."

Applebee's has a well-earned reputation for excellence in investor relations. Last year, the company was voted the "Most Shareholder Friendly" restaurant company by Institutional Investor Magazine. The same magazine named Lumpkin one of America's Best CFOs in 2006 and named former CEO Lloyd Hill one of America's Best CEOs in 2005.

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Applebee's International,  Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of Feb. 25, 2007,
there  were  1,942   restaurants   operating   system-wide  in  49  states,   16
international  countries,  and one U.S.  territory.  Additional  information  on
Applebee's    International    can   be   found   at   the   company's   website
(www.applebees.com).

IMPORTANT INFORMATION

Applebee's International, Inc. ("Applebee's") plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with its 2007 Annual Meeting, and advises its security holders to read the proxy statement and other documents relating to the 2007 Annual Meeting when they become available, because they will contain important information. Security holders may obtain a free copy of the proxy statement and other documents (when available) that Applebee's files with the SEC at the SEC's web site at www.sec.gov. The proxy statement and these other documents may also be obtained for free from Applebee's by directing a request to our Corporate Secretary, Applebee's International, Inc., 4551 West 107th Street, Overland Park, KS 66207.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Applebee's, its directors and named executive officers may be deemed to be participants in the solicitation of Applebee's security holders in connection with its 2007 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Applebee's Annual Report on Form 10-K for the year ended December 31, 2006, and its proxy statement dated April 11, 2006, each of which is filed with the SEC. To the extent holders of Applebee's securities have changed from the amounts disclosed in the proxy statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC's website at www.sec.gov.